EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That each person whose signature appears below, as a Director of GenCorp Inc., an Ohio corporation (the “Company”), with its principal offices at Highway 50 & Aerojet Road, Rancho Cordova, California, does hereby make, constitute and appoint Yasmin R. Seyal and Mark A. Whitney, or one of them acting alone, his true and lawful attorneys, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacity as a Director of the Company, that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or that may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with one or more registration statements on Form S-3 (or any other appropriate form), including any registration statement pursuant to Rule 429 of the Securities Act (collectively, the “Registration Statement”), and any abbreviated registration statement related thereto for the purpose of registering a rescission offer with respect to Company common stock issued pursuant to the GenCorp Retirement Savings Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacity as Director of the Company (individually or on behalf of the Company), such Registration Statement and any abbreviated registration statement, and any and all amendments, including post-effective amendments, and supplements thereto, and any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

/s/ James R. Henderson James R. Henderson, Chairman of the Board

/s/ David A. Lorber David A. Lorber, Director

Warren G. Lichtenstein, Director

/s/ James H. Perry James H. Perry, Director

/s/ Martin Turchin Martin Turchin, Director

Robert C. Woods, Director